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                                  Exhibit 10.2

                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT, made and entered into as of June 27, 1997, by and between Innovasive Devices, Inc., a Massachusetts corporation (the "Company"), and T. Wade Fallin (the "Employee"), a resident of Logan, Utah.

                                  WITNESSETH:

          WHEREAS, the Company has entered into an Asset Purchase Agreement, dated as of February 4, 1997 (the "Purchase Agreement"), with MedicineLodge, Inc. and certain of the shareholders of MedicineLodge, Inc. pursuant to which it is contemplated that Innovasive Acquisition Corporation, a wholly-owned subsidiary of the Company will purchase certain of the assets and assume certain of the liabilities of MedicineLodge, Inc. (the "Purchase") in a tax free reorganization; and

          WHEREAS, in contemplation of the Purchase and in consummation of the transactions and satisfaction of the conditions to the parties' obligations to close the transactions contemplated in the Purchase Agreement, the Employee is entering into this Agreement with the Company to provide for the continued employment of the Employee by the Company at least for the period of time specified herein and on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the mutual promises, undertakings and agreements set forth in this Agreement, and other good and valuable consideration the receipt and sufficiency of which are acknowledged by the Employee, the Company and the Employee agree as follows:

     1.  Term.  This Agreement will be effective as of the Closing Date as that
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term is defined in the Purchase Agreement (the "Closing Date").  The term of this Agreement will be a period of forty-eight months beginning on the Closing Date (the "Agreement Term"), unless it is earlier terminated by either party in accordance with the terms hereof. Notwithstanding the termination of the Employee's employment under this Agreement, the provisions of Section 5 through 10 hereof shall remain in effect in accordance with their terms.

     2.  Duties and Authority.  The Employee will serve as Vice President of the
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Company.  Pursuant to such employment, the Employee will be responsible for general management of the Logan, Utah facility and also will perform such additional duties consistent with the position of Vice President as may be assigned to him by the Chief Executive Officer or the Executive Vice President of the Company. The Employee agrees to devote substantially all of his business time and energies to the business of the Company and to faithfully, diligently and competently perform his duties under this Agreement. The provisions of this Agreement, including but not limited to compensation, shall be renegotiated between the parties should the Employee be asked to take a more senior position with the Company or one with greater responsibilities.
     3.  Compensation and Benefits.  In full consideration for services rendered
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by the Employee during the Agreement Term, the Employee will receive the following:
          (a) Salary.  Commencing as of the Closing Date, the Company will pay
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the Employee in substantially equal installments, not less frequently than bi-
weekly or at such more frequent intervals in accordance with the customary payroll practices of the Company, an annual salary of not less than $110,000. Employee will be eligible for annual salary raises consistent with the customary practices and policies of the Company.
          (b) Expense Reimbursement.  The Company will reimburse the Employee
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for all ordinary and customary business and travel expenses incurred by the
Employee in the performance of his duties hereunder in accordance with the Company's expense reporting and reimbursement policies.

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          (c) Other Benefits.  The Employee will be a full participant in: (i) a
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bonus program providing for a bonus of up to 20% of the Employee's base salary, a portion of which will be tied to the Company's meeting its annual objectives and a portion of which will be tied to the Employee's meeting his own annual objectives, and which is subject to the approval of the Board of Directors of the Company; and (ii) all other employee benefits plans, policies and practices, now or hereafter maintained by or on behalf of the Company, in accordance with the terms of those plans, policies and practices ((i) and (ii) are collectively referred to as the "Employee Benefits"). The Employee will also receive a grant of stock options by the Company in the total amount of 25,000 shares subject to vesting and other terms and conditions set forth in an agreement between the parties pursuant to the Company's 1996 Omnibus Stock Plan which is to be entered into simultaneously with the signing hereof.

     4.  Early Termination of Employment.
         -------------------------------
          (a) Termination Rights.  The Company may terminate the employment of
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the Employee at any time during the term hereof with or without "Cause" (as defined below) upon prior written notice to him, and the Employee's employment will terminate on the date specified in such notice. In the event of a termination of the employment of the Employee by the Company without Cause prior to expiration of the Agreement Term, the severance payment obligations of the Company to the Employee shall be as provided under Section 5. If the Company terminates the employment of the Employee without Cause and so long as it continues to pay the Severance Payments owed hereunder, or if the Company terminates the employment of the Employee with Cause, the Employee shall be obligated to comply with the non-competition covenants of Section 6 for one year after the termination of employment. In all instances, the Employee shall be required to comply with the confidentiality covenant of Section 7 and the remedies provision of Section 8.
          (b) Death or Disability.  In the event of the Employee's death, the
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Employee's employment will terminate as of the date of the Employee's death and the heirs, distributees or legal representatives of the Employee will be entitled to receive the salary and other compensation set forth in Section 3(a), the Employee Benefits and other entitlements under the Company's programs and policies accrued or earned for all periods through the date of death. In the event of the Employee's disability due to physical or mental illness which renders him unable to perform his employment duties for a continuous period of 90 days or more, the Company may terminate the employment of Employee hereunder at any time on or after the 90th day following the commencement of his disability, provided such disability has continued through the termination date. In such event, the Employee or his legal representatives will be entitled to receive any amounts payable under any disability policy that may be applicable to the Employee. If the Employee is terminated by reason of disability, the Employee will be required to comply with the confidentiality covenant of Section 7 and will be bound by the remedies provision of Section 8.
          (c) For purposes of this Agreement, "Cause" means:
          (i) the failure or inability for any reason of the Employee to devote substantially all of his time during normal business hours to the business of the Company and its affiliates (except for vacations or absence due to illness or other permitted leave reasons); or
          (ii) the commission by the Employee of any dishonest act, or fraudulent conduct by the Employee, or conduct by the Employee which constitutes a felony or a malfeasance or a breach of fiduciary duties by the Employee, or other conduct by which materially and adversely affects the business or reputation of the Company or its affiliates; or

          (iii) any material or continuing breach by the Employee of any of the terms of, or any material or continuing failure by the Employee to perform any covenant contained in, this Agreement to be performed by the Employee which has not been cured or performed within a period of thirty (30) days after written notice of the breach or failure to the Employee; or
          (iv) any breach by the Employee of the Company's policies with respect to equal employment opportunity and sexual harassment.
     5.  Severance Payments Upon Early Termination.
         -----------------------------------------

          If the employment of the Employee is terminated by the Company prior to the expiration

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of the Agreement Term without Cause, then, unless waived by the mutual agreement in writing of the Company and the Employee: (i) the Company will remain obligated to pay the Employee the salary and other compensation set forth in
Section 3(a), the Employee Benefits and other entitlements (excluding any bonus payments) under the Company's programs and policies accrued or earned for all periods through the date of termination and for 12 months thereafter, and (ii) the Employee will continue to retain and vest in the stock option granted to him pursuant to the Company's 1996 Omnibus Stock Plan consistent with the terms thereof just as he would have had he remained employed by the Company for the 12 months following termination. The Employee shall give the Company prompt written notice of whether he elects to require the Company to continue to pay him pursuant to subsection (i) of the immediately preceding sentence, in which case he will be obligated to the non-competition provisions of Section 6(a) below, or to not require that such payments continue in which case he will not be obligated to the non-competition provisions of Section 6(a) below. If the employment of the Employee is terminated by the Company prior to the expiration of the Agreement Term with Cause or due to the death or disability of the Employee, the Company will only be obligated to pay the Employee the salary and other compensation set forth in Section 3(a), the Employee Benefits and other entitlements under the Company's programs and policies accrued or earned for all periods through the date of termination.

     6.  Non-Competition Covenant.
         ------------------------
          (a) Competitive Activities.  The Employee agrees that, unless waived
              ----------------------
by the mutual agreement in writing of the Company and the Employee, while he is employed by the Company hereunder, and for 12 months thereafter, if either (i) his employment is terminated by the Company with Cause prior to expiration of the Agreement Term, or (ii) his employment is terminated by the Company without Cause prior to expiration of the Agreement Term and the Company continues to make all payments required under Section 5 (i) above, then the Employee will not, without the prior written consent of the Company, directly or indirectly, in any capacity, (i) engage in any aspect of the sale, distribution or development of arthroscopic and sports medicine surgical devices, or render any of services to any person or entity engaged in any such business, for or on behalf of any person or entity other than the Company; or (ii) solicit or encourage, or assist other persons or entities to solicit or encourage, any employees, agents, representatives or customers of the Company, or any of its affiliates, to terminate or materially alter their relationship with the Company or any of its affiliates, to become employed by any other person or entity, or establish a relationship with or become a customer of any other person or entity in any aspect of the sale, distribution or development of arthroscopic and sports medicine surgical devices.
          (b) Geographic Scope.  The provisions of Section 6(a) shall be
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effective only in the areas of the world in which the Company or affiliates actually engage in business during, or at the time of the termination of, the Employee's employment.
          (c) Term of Non-Competition Covenant.  The provisions of Section 6(a)
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shall be effective and binding upon the Employee for 12 months after the termination of his employment only if the Employee's employment is terminated by the Company with Cause or if the Employee's employment is terminated by the Company without Cause and the Company continues to make all payments required of it under Section 5 (i) above.
          (d) Further Understanding.  The Employee understands and agrees that
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the covenants in this Section 6 prohibit him from owning (other than ownership of less than one percent (1%) of the outstanding capital stock of a publicly-owned company), directly or indirectly, any business involved in the sale, distribution or development of arthroscopic and sports medicine surgical devices (or any person or entity that owns any capital stock or equity interest in any such business), or from accepting employment with or rendering services to any such business either as a director, officer, agent, representative, employee or consultant for the period of time specified in Section 6 (c).

     7.  Proprietary Information Covenants.
         ---------------------------------

          (a) The Employee acknowledges that, during the term of this Agreement, he will have access to and will become familiar with various trade secrets and proprietary and confidential information of the Company and its subsidiaries and affiliates including proprietary technology,

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processes, know-how, computer programs, compilations of information, records, sales lists, customer lists, methods of doing business, employee payroll and other personnel information, contractual provisions with customers, vendors and other agents or representatives, and other information that the Company treats as confidential (collectively referred to as "Trade Secrets"). The Employee acknowledges and agrees that he will not use in any way or disclose any of the Trade Secrets, directly or indirectly (except as required in the course of employment). All files, records, documents, information, data and similar items relating to the business of the Company and its subsidiaries and affiliates or the Trade Secrets, whether prepared by the Employee or otherwise coming into his possession, will remain the exclusive property of the Company and will not be removed by the Employee from its premises under any circumstances (except in the ordinary course of performance of his duties), and in the event will be promptly delivered to the Company or the appropriate subsidiary or affiliate upon termination of this Agreement.
          (b) Employee agrees that during the term of this Agreement and for the period that he is obligated to any non-competition covenant under Section 6 (a) above; (i) he will promptly disclose to the Company or any persons designated by the Company, all inventions, improvements, formulas, processes, techniques, know-how, data, analysis and other proprietary information, whether or not patentable, in the field of arthroscopic and sports medicine surgical devices made, conceived or first reduced to practice by Employee, either alone or jointly with others, during the term of this Agreement and for the period that he is obligated to any non-competition covenant under Section 6 (a) above (hereinafter referred to as "Inventions"); (ii) all Inventions shall be the property of the Company and its assigns; (iii) Employee will execute and deliver to the Company assignments, in form satisfactory to the Company, and take all other lawful action requested by the Company to vest title to all said Inventions in the Company and its assigns; and (iv) Employee will do or cause to be done all other reasonable acts requested by the Company, at Company's expense, for the preparation of applications for, and the procurement, issuance, and maintenance of patents and/or copyrights related to said Inventions, or any of them, under the applicable laws of the United States and any foreign countries.

     8.  Remedy for Breach.  The Employee acknowledges that the Company will be
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irrevocably damaged if the provisions of Sections 6 and 7 are not specifically enforced. Accordingly, the Employee agrees that, in addition to any other relief to which the Company may be entitled, the Company will be entitled to seek and obtain injunctive relief from a court of competent jurisdiction for the purpose of restraining the Employee from any actual or overtly threatened breach of Sections 6 or 7. The Company shall use its reasonable efforts, in such event, to notify the Employee or, if known to the Company, the Employee's counsel, not less than twenty-four (24) hours prior to any hearing or proceeding in which such injunctive relief is to be sought.

     9.  Validity of Covenants.  The Employee agrees that the covenants
         ---------------------
contained in Sections 6, 7 and 8 are reasonably necessary to protect the legitimate interests of the Company, are reasonable with respect to time and territory and do not interfere with the interests of the public. The Employee further agrees that the descriptions of the covenants contained in Sections 6, 7 and 8 are sufficiently accurate and definite to inform the Employee of the scope of the covenants. Finally, the Employee agrees that the compensation set forth in this Agreement is full, fair and adequate to support the Employee's obligations under Sections 6, 7 and 8.

     10.  Miscellaneous.
          -------------
          (a)  Notices.  Any notice, consent or other communication made or
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              given in connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered or five days after mailing by United States registered or certified mail, return receipt requested, to the parties at the following addresses or at such other address as a party may specify by notice to the other:

              To the Employee:    Mr. T. Wade Fallin
                                  210 East 200 South
                                  Hyde Park, UT 84318

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             With a copy to:     Theodore L. Chandler, Esq.
                                 Williams, Mullen, Christian & Dobbins
                                 1021 E. Cary Street, 16th Floor
                                 Richmond, VA 23219


             To the Company:    Innovasive Acquisition Corporation
                                c/o Innovasive Devices, Inc.
                                734 Forest Street
                                Marlboro, MA   01752-3032
                                Attn:  James V. Barrile
                                With a copy to:

                                Roslyn G. Daum, Esquire
                                Choate, Hall & Stewart
                                Exchange Place
                                53 State Street
                                Boston, MA  02109-2891

          (b) Entire Agreement; Amendment.  This Agreement shall supersede any
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and all existing agreements between the Employee and the Company or
MedicineLodge, Inc. relating to the terms of his employment and any and all such previously existing agreements are hereby terminated. This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and there are no agreements, undertakings or understandings, whether oral or written, that are not fully set forth herein and therein. No provision of this Agreement or any exhibits or appendices attached hereto shall be amended, modified, waived or discharged except as agreed to in writing by the Employee and the Company.
          (c) Waiver.  The failure of a party to insist upon strict adherence to
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any term of this Agreement or any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
          (d) Assignment.  This Agreement shall be binding upon and inure to the
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benefit of the Employee and his heirs, distributees and legal representatives, and the Company and its permitted assigns. Neither this Agreement nor any of the rights of the parties hereunder may be transferred to or assigned by either party hereto, except that, if the Company shall merge or consolidate with or into, or sell or otherwise transfer substantially all of its assets to, another corporation or entity and after such transaction, 50% or more of the equity interest in such corporation or entity is directly or indirectly (through one or more entities) owned by the Company and such other corporation or entity shall assume, either expressly or by operation of law, the Company's obligations under this Agreement and the Company may and shall assign its rights and obligations hereunder to such corporation or entity. No such assignment and assumption shall operate to relieve the Company of any obligations to the Employee under this Agreement that have accrued through the date of such assignment. Any assignment or transfer of this Agreement in violation of this Section 10(d) shall be void.
          (e) Governing Law; Legal Fees.  This Agreement shall be governed by
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and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to agreements made and to be wholly performed in that Commonwealth. In the event one party ("Plaintiff") retains legal counsel in connection with the enforcement of its rights under this Agreement, and the other party ("Defendant") is found by a court having competent jurisdiction to have breached its obligations hereunder, after all appeals therefrom have been exhausted, the Defendant shall be liable for the payment of the reasonable legal fees and related reasonable charges and disbursements of the Plaintiff in connection with such enforcement action.
          (f) Headings.  Section headings are used herein for convenience of
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reference only and

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shall not affect the meaning of any provisions of this Agreement.
          (g) Severability.  The Employee agrees that if any provision of this
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Agreement, or any portion thereof, shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such determination shall be confined to the operation of the provision at issue and shall not affect or invalidate any other provision of this Agreement and such court shall be empowered to substitute, to the extent enforceable, provisions similar thereto or other provisions so as to provide to the Company to the fullest extent permitted by applicable law the benefits intended by such provisions.
          (h) Withholding.  The Company shall be authorized to withhold from any
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benefit provided or payment due hereunder the amount of withholding rates due any federal, state or local authority in respect of such benefit or payment and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such withholding taxes.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

EMPLOYEE                   INNOVASIVE DEVICES, INC.

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/s/ T. Wade Fallin         /s/ Richard D. Randall, President

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